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                                                                    EXHIBIT 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



CONTACT:          CARL C. GREGORY, III
--------          PRESIDENT AND CEO
                  PHONE:   858-309-6961
                  EMAIL:   CARL.GREGORY@MCMCG.COM



                     ENCORE ANNOUNCES FURTHER DEBT REDUCTION


         SAN DIEGO, CALIFORNIA, APRIL 17, 2003 - Encore Capital Group, Inc. (OTCBB: ECPG.OB) announces it has paid in full the remaining balance on its Warehouse Facility and Securitization 99-1. In addition, Encore has paid in full all related fees and obligations for these two securitizations, including the deferred insurance premium.


         The Warehouse Facility and the Securitization 99-1 loans had original face amounts of $35.0 million and $28.9 million, respectively. The balances remaining at the time of payoff were $5.0 million for the Warehouse Facility and $4.6 million for Securitization 99-1. The accrued insurance premium was $1.9 million. The funds to pay off these liabilities came from the litigation settlement (referred to in Encore's Current Report on Form 8-K that was filed on April 4, 2003), funds held in related reserve accounts and other internal cash sources.


         As a result of the payment in full of all obligations related to the Warehouse Facility and Securitization 99-1, the trustee's liens will be released and the Company will be entitled to receive 100% of future collections from the related portfolios.


         Commenting on this development, Carl C. Gregory, III, Encore's president and CEO said "Retirement of these obligations is another important milestone for Encore. Since taking over this company in May 2000, this management team has successfully paid in full and in advance of maturity three securitizations with an original face amount of $97.0 million. These and other steps referred to in Encore's recently filed 10-K have strengthened the company's consolidated balance sheet."


         Encore plans to issue its Form 10-Q with the results of its operations for the first quarter of 2003 on May 9.


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                             NOTES TO PRESS RELEASE


The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words "may," "believes," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all "forward-looking statements," the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements include:

         o The Company's ability to maintain existing, and secure additional, financing;

         o The Company's ability to maintain sufficient liquidity to operate our business;

         o the Company's continued servicing of the receivables in our secured financing facility;

         o the Company's ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios);

         o the Company's ability to hire and retain qualified personnel to recover its receivables efficiently;

         o        changes in, or failure to comply with, government regulations;

         o the costs, uncertainties and other effects of legal and administrative proceedings; and the costs, uncertainties and other effects of legal and administrative proceedings; and

         o risk factors and cautionary statements made in the Company's Annual Report on Form 10-K for the period ended December 31, 2002.


Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company's policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.


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